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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We hereby consent to the incorporation by reference in this Post-effective Amendment No. 2 to the Registration Statement on Form S-8 (No. 33-60843) of Tele-Communications, Inc. of our report dated February 4, 1994, relating to the consolidated financial statements of TeleCable Corporation which appears on page 12 of the TCI Communications, Inc. and Tele-Communications, Inc. Current Report on Form 8-K dated August 26, 1994.

/s/ Price Waterhouse LLP
Price Waterhouse LLP

Norfolk, Virginia
December 27, 1995